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N E W S R E L E A S E
Y E L L O W C O R P O R A T I O N

December 11, 2003

For Immediate Release

SUCCESSFUL CLOSING MARKS FIRST DAY OF YELLOW ROADWAY CORPORATION

— Yellow Roadway Leadership Team is Announced —

OVERLAND PARK, KAN. – A familiar ticker on the NASDAQ exchange today represents a far larger corporation: Yellow Roadway Corporation (NASDAQ: YELL). The approximately

$1 billion Yellow acquisition of Roadway, approved by shareholders on Dec. 9, 2003, and finalized today, brings together two of the strongest brands in transportation and creates an enterprise with more than $6 billion in combined 2003 revenue.

“The Roadway transaction is a significant milestone in the continuing transformation of both companies,” says Bill Zollars, chairman, president and CEO of Yellow Roadway Corporation. “Together, we have the increased scale, strong financial base and market reach needed to enhance shareholder value. We firmly believe this is the right strategy with the right partner at the right time.”

At events to mark the closing of the acquisition, Zollars announced the Yellow Roadway senior leadership team:

•	Jim Staley, President and CEO, Roadway Group
•	James Welch, President and CEO, Yellow Transportation
•	Jim Ritchie, President and CEO, Meridian IQ
•	Mike Smid, President, Enterprise Services and Chief Integration Officer
•	Lynn Caddell, President, Yellow Technologies
•	Don Barger, Senior Vice President and Chief Financial Officer
•	Stephen Bruffett, Senior Vice President, Corporate Development and Investor Relations
•	Dan Churay, Senior Vice President, General Counsel and Secretary
•	Greg Reid, Senior Vice President and Chief Marketing Officer
•	Steve Yamasaki, Senior Vice President, Human Resources

“The Yellow Roadway team will continue to invest in the strong portfolio of brands for both companies and continue to provide our services as separate organizations as we grow this business,” Zollars says.

A comprehensive review of administrative and support functions is being conducted, and Zollars says “best practices identified at Yellow and Roadway will be implemented to benefit our employees, our customers and our investors.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “will,” “look forward to” and similar expressions are intended to identify forward-looking statements. Yellow Roadway plans regarding the maintenance of the separate Yellow and Roadway brands and networks, technology matters, service offerings, and the focus on administrative and back-office synergies are only its current plans and intentions regarding these matters. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company’s market for its transportation services.

Yellow Roadway Corporation is a Fortune 500 Company and one of the largest transportation service providers in the world. Through operating subsidiaries including Yellow Transportation, Roadway Express, Roadway Next Day Corporation, Meridian IQ and Yellow Technologies, Yellow Roadway offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. The Yellow Roadway portfolio of brands provides one of the most comprehensive package of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kan., Yellow Roadway Corporation employs approximately 50,000 people.

Media Contact: Suzanne Dawson
Linden Alschuler & Kaplan
212-329-1420
sdawson@lakpr.com

Analyst Contact: Stephen Bruffett
Yellow Corporation
913-696-6108
steve.bruffett@yellowcorp.com

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